As filed with the Securities and Exchange Commission on August 23, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________________

AVNET, INC.

(Exact name of registrant as specified in its charter)

 __________________

New York	2211 South 47th Street Phoenix, Arizona 85034	11-1890605
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices including zip code)	(I.R.S. Employer Identification No.)

__________________

AVNET DEFERRED COMPENSATION PLAN

(Full title of the plan)

__________________

Michael J. O’Neill

Senior Vice President, General Counsel

and Chief Legal Officer

Avnet, Inc.

2211 South 47th Street

Phoenix, Arizona 85034

(480) 643-2000

(Name, address and telephone number, including area code, of agent for service)

__________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Deferred Compensation Obligations (1)	$50,000,000	100%	$50,000,000(2)	$5,795

(1)

The Deferred Compensation Obligations to which this Registration Statement relates (the “Deferred Compensation Obligations”) arise under the Avnet Deferred Compensation Plan  (As Amended and Restated Effective Generally as of January 1, 2009), as amended (the “Plan”), and are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Plan.

(2)

Solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, the amount of Deferred Compensation Obligations registered is based on an estimate of the amount of compensation participants may defer under the Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Avnet, Inc., a New York corporation (the “Registrant”, or the “Corporation”), relating to $50,000,000 of deferred compensation obligations, which are unsecured obligations of the Registrant to pay deferred compensation in the future (the “Deferred Compensation Obligations”) in accordance with the terms of the Avnet Deferred Compensation Plan (As Amended and Restated Effective Generally as of January 1, 2009), as amended (the “Plan”). Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Form S-8 Registration Statement previously filed with the Securities and Exchange Commission on January 30, 1998 (File No. 333-45267), registering $50,000,000 of Deferred Compensation Obligations under the Plan, are herein incorporated by reference to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

See Exhibit Index below.

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on August 23, 2017.

AVNET, INC.

By:	/s/ Ken Jacobson
Name:	Ken Jacobson
Title:	Interim Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby authorizes and appoints each of William J. Amelio and Michael J. O’Neill his or her attorneys-in-fact, for him or her in any and all capacities, to sign any amendments to this S-8 registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on August 23, 2017 by the following persons in the capacities indicated:

Signature	Title

/s/ William H. Schumann, III William H. Schumann, III	Chairman of the Board and Director

/s/ William J. Amelio William J. Amelio	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Rodney C. Adkins Rodney C. Adkins	Director

/s/ J. Veronica Biggins J. Veronica Biggins	Director

/s/ Michael A. Bradley Michael A. Bradley	Director

/s/ R. Kerry Clark R. Kerry Clark	Director

/s/ James A. Lawrence James A. Lawrence	Director

/s/ Avid Modjtabai Avid Modjtabai	Director

/s/ Ken Jacobson Ken Jacobson	Interim Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

4.1

Avnet Deferred Compensation Plan (As Amended and Restated Effective Generally as of January 1, 2009) (incorporated herein by reference to the Corporation’s Current Report on Form 8-K dated August 13, 2010, Exhibit 10.6)

4.2

Amendment No. 1 to Avnet Deferred Compensation Plan (As Amended and Restated Effective Generally as of January 1, 2009) (incorporated herein by reference to the Corporation’s Annual Report on Form 10-K for the fiscal year ended July 2, 2011, Exhibit 10.21)

5.1*	Opinion of Michael R. McCoy, Esq., Vice President and Assistant General Counsel of Avnet, Inc.

23.1*	Consent of Michael R. McCoy, Esq. (contained in Exhibit 5.1)

23.2*	Consent of Independent Registered Public Accounting Firm

24.1*	Power of Attorney (included on signature page to the Registration Statement)

* Filed herewith.